                          SHAREHOLDER OPTION AGREEMENT

     SHAREHOLDER OPTION AGREEMENT, dated as of February 14, 1997 (the "Agreement" between TELEX TELECOMMUNICATIONS, INC., a Delaware corporation ("TVMAX") , and Henry Goldberg (the "Shareholder").

RECITALS:

     The Shareholder owns 100 shares of common stock, $.01 par value per share (the "Common Stock"), of Transmission Holdings, Inc., a Delaware corporation ("THI").

     Concurrently herewith, (i) TVMAX, certain of its affiliates and THI are entering into an Assignment Agreement (the "Assignment"), pursuant to which TVMAX and certain of its affiliates are assigning to THI, and THI is assuming from TVMAX and such affiliates, effective as of the date (the "Effective Date") of receipt of grants of all required special temporary authority from the Federal Communications Commission ("FCC"), the various licenses and authorizations issued by the FCC and set forth in Schedule 1 (the "Assigned Authorizations"); and (ii) TVMAX and THI are entering into an Equipment License and Services Agreement (the "Services Agreement"), effective as of the Effective Date, pursuant to which TVMAX is granting to THI a non-exclusive right and license to use certain of TVMAX's and its affiliates' microwave facilities and related equipment, whether now owned or hereafter acquired (the "Equipment"), and THI will be providing to TVMAX transmission capacity services through the use of the Equipment, the Assigned Authorizations and the licenses and authorizations that THI may obtain in the future (together with the Assigned Authorizations, the "Authorizations").

     Pursuant to the terms of the Services Agreement, THI is executing a certain promissory note (the "Note"), dated the Effective Date, in favor of TVMAX.

     In connection with, and as a condition to its entering into, the Assignment and the Services Agreement, TVMAX desires to be granted an option by each shareholder of THI, including the Shareholder, to purchase all of such shareholder's shares of Common Stock, and the Shareholder is willing to grant such option to TVMAX.

     Concurrently herewith, THI is entering into an Option Agreement with TVMAX (the "Asset Option Agreement"), pursuant to which THI is granting to TVMAX an option (the "Asset Option") to purchase all or, in certain circumstances, some of the assets of THI.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties agree as follows:

     1. Option to Purchase Shares or Capital Stock of THI.

     (a) At any time during the Term (as defined below), TVMAX may, by giving written notice to the Shareholder of its election to do so (the "Exercise Notice"), require the Shareholder to sell to TVMAX, or such other person (the "Nominee") as TVMAX may designate, all, but not less than all, of the Company Shares (as defined below) owned by the Shareholder on the Closing Date (as defined below) (the "Shares"), for a purchase price equal to the lesser of (the "Purchase Price") (i) the book value (calculated in accordance with generally accepted accounting principles) of the Shares on and as of the Closing Date and
(ii) the purchase price paid for the Shares by the Shareholder plus a premium of 10% per annum, compounded annually from the date of such purchase to the Closing Date. Upon delivery of the Exercise Notice by TVMAX to the Shareholder, TVMAX shall be obligated to buy from the Shareholder, and the Shareholder shall be obligated to sell to TVMAX, on the Closing Date the Shares for the Purchase Price.

     (b) For the purposes hereof, "Company Shares" of the Shareholder means and includes all shares of capital stock of THI now owned or hereafter acquired, beneficially or of record, by such Shareholder, irrespective of the time and manner of acquisition, including without limitation any securities resulting from a stock split, combination, recapitalization, dividend or exchange of Company Shares.

     (c) Closing. The closing of the purchase and sale of the Shares (the "Closing") pursuant to Section l(a) shall take place at the offices of Kronish, Lieb, Weiner, Hellman LLP, at 1114 Avenue of the Americas, New York, New York 10036, on the earlier of (the "Closing Date") (i) the date and time specified by TVMAX in the Exercise Notice, which date shall be at least 15 days but no more than 60 days from the date of such notice, or (ii) at least 10 days but no more than 30 days after the satisfaction of all of the conditions specified in Sections 9 and 10 hereof. At the Closing, (i) TVMAX (or the Nominee) shall pay the Purchase Price to the Shareholder, by, at TVMAX's option, wire transfer of immediately available funds, bank or certified check, or otherwise as may be agreed by TVMAX and the Shareholder, and (ii) the Shareholder shall deliver to TVMAX (or the Nominee) (A) the certificates representing the Shares together with such instruments as TVMAX shall reasonably request to effect the transfer thereof, (B) all necessary stock transfer stamps or funds for the purchase thereof (or so much thereof as is then due and payable), and (C) a certificate executed by the Shareholder containing representations to the effect that the Shareholder owns all right, title and interest in and to such

Shares, free and clear of all liens, claims, rights or other encumbrances, that he has duly authorized the sale of such Company Shares hereunder, and that all of the conditions to TVMAX's obligations to consummate the Closing have been satisfied on or prior to the date thereof.

     2. Forbearances Related to the Options. The Shareholder hereby covenants and agrees that, during the Term, he shall take, or cause to be taken, all actions that would cause THI to perform, comply with and be bound by, each of the agreements, covenants and obligations of THI contained in the Note.

     3. Term of the Option. TVMAX may give the Exercise Notice at any time beginning on the Effective Date and ending on the earlier of (the "Term") (i) tenth anniversary of the Effective Date and (ii) the date of closing of the exercise by TVMAX of the Asset Option pursuant to the Asset Option Agreement.

     4. Covenants of the Parties.

     (a) Preservation of THI Assets; Accounts. During the Term, the Shareholder shall take, or cause to be taken, all action necessary to cause THI to (i) preserve, protect, renew and keep in full force and effect its existence, rights, licenses (including, without limitation, the Authorizations), permits, patents, trademarks, trade names and franchises, (ii) comply with all laws and regulations applicable to it, (iii) preserve, repair and maintain all assets and properties utilized in the conduct of its business, and (iv) maintain complete and accurate accounting books and records which shall reflect the transactions of the business of THI and the book value of the assets of THI in accordance with generally accepted accounting principles consistently applied.

     (b) Acquisitions and Dispositions of Company Shares. The option granted to TVMAX hereunder shall follow the Company Shares of the Shareholder in the event of any Transfer (as defined below) thereof and shall be binding upon any purchaser, assignee, pledgee or Transferee of the Shareholder. From and after the date of the Exercise Notice, the Shareholder may not acquire or Transfer any Company Shares, except with the prior consent of TVMAX. For the purposes hereof, "Transfer," as to any Company Shares, means any sale, exchange, assignment, the creation of any option or right to purchase, security interest or other encumbrance, and any other disposition of any kind whether voluntary or involuntary, affecting title to, possession of or voting rights in respect of such Company Shares, or any interest therein.

     (c) Legend. Each certificate representing Company Shares now or hereafter registered in the name of the Shareholder (or any permitted purchaser, assignee, pledges or Transferee), shall be endorsed with a legend substantially as follows:

     "The shares presented by this certificate are subject to an option to purchase such shares exercisable at any time by TVMAX Telecommunications, Inc. ("TVMAX") pursuant to a Shareholder Option Agreement, dated as of February 14, 1997, between TVMAX and Henry Goldberg. The holder of this certificate, by acceptance hereof, agrees to be bound by all the terms of such Agreement, as the same may be in effect from time to time."

     (d) FCC Consent; Etc. Promptly after his receipt of the Exercise Notice, the Shareholder shall, and shall cause THI to, (i) apply for and use its reasonable efforts to obtain, to the extent required by law, the consent of the FCC to a transfer of control of THI (the "FCC Consent") and (ii) use the Shareholder's and THI's reasonable efforts (without expenditure of any funds by the Shareholder) to satisfy the other conditions contained herein and in the notice of exercise of such option.

     5. Further Assurances; Renegotiation Upon FCC Action; Power of Attorney.

     (a) Further Assurances. Each party hereto shall cooperate fully with the other party and shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers as may be required or appropriate to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby, including, without limitation, to take such further action as may be necessary or desirable to comply with the requirements of the FCC, including, without limitation (i) the execution and delivery of such further instruments and documents or amendments to this Agreement as may reasonably be acceptable to the FCC and (ii) the application for, and obtaining from, the FCC any interim authorizations that may be necessary or desirable to assure the continued operation of the THI Business pending the Closing.

     (b) Renegotiation Upon FCC Action. If at any time during the term of this Agreement the FCC determines that this Agreement is inconsistent with THI's licensee obligations or is otherwise contrary to FCC policies, rules and regulations, or statutes, the parties shall renegotiate this Agreement in good faith and recast this Agreement in terms that are likely to cure the defects perceived by the FCC and return a balance of benefits to both parties comparable to the balance of benefits provided by this Agreement on its current terms and by related agreements, of even date herewith, between the parties. If, after such good faith negotiations, either party determines that recasting this Agreement to meet the defects perceived by the FCC is impossible, either party may terminate this Agreement without further liability upon 180 days' prior notice, provided that FCC consent for a wind-down period of such length is obtained.

     (c) Power of Attorney. In furtherance of the foregoing, the Shareholder does hereby constitute and appoint TVMAX, with effect from the date of the Exercise Notice, as his true and lawful representative and attorney-in-fact, in his name, place and stead, at TVMAX's own cost and expense, to make, execute, sign and file with the FCC or other authority all such applications, other instruments, documents, and certificates, which in each case, may from time to time be required by applicable law to obtain all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all governmental bodies, including, but not limited to, the FCC, which TVMAX may deem necessary to effect the valid transfer and assignment of the shares to TVMAX (or the Nominee).

     6. Representations and Warranties of THI. THI hereby represents and warrants to TVMAX:

     (a) Organization, Power Etc. THI is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it was organized and is duly qualified to do business in the jurisdictions in which it conducts business where failure to do so would have a material adverse effect on its financial condition. THI has all requisite power and authority to own, operate, and lease its properties and to carry on its business (including the THI Business) as now being conducted and to execute and deliver this Agreement and to perform its obligations hereunder.

     (b) Subsidiaries. Etc. THI does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any limited liability company, partnership, joint venture, or other non-corporate business enterprise.

     (c) Authorization of Agreement. The execution, delivery, and performance of this Agreement by THI and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement (assuming the due execution and delivery hereof by all other parties) constitutes the legal, valid and binding obligation of THI, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies.

     (d) Effect of Agreement. The execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby will not violate any provision of law, its Certificate of Incorporation, By-laws, or any judgment, award, or decree or any indenture, agreement, or other instrument to which it is a party, or by which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature whatsoever upon any of its properties or assets, which violation, breach, default, or lien would have a material adverse effect on its financial condition.

     (e) Governmental Approvals. Other than the FCC Consent, no approval, authorization, consent, or order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby.

     (f) Financial Condition. Except as set forth on the Opening Balance Sheet, THI has no liabilities, whether absolute, accrued, or contingent, whether or not such liabilities would be required to be reflected on a balance sheet of THI as of the date hereof prepared in accordance with generally accepted accounting principles.

     (g) Litigation. There are no actions, suits, or proceedings with respect to the business of THI pending or, to the knowledge of THI, threatened before or by any federal, state, municipal, foreign, or other court, governmental department, commission, board, bureau, agency or instrumentality, or arbitration tribunal. To the knowledge of THI, there are no orders, judgments or decrees of any court or governmental agency, domestic or foreign, which apply, in whole or in part, to THI, which would have a material adverse effect on the financial condition, business, or operations of THI.

     (h) Compliance With Law. THI is not in default under any order of any court, governmental authority or arbitration board or tribunal to which it is a party, and, to the knowledge of THI, it has not been notified that it is in violation of any laws, ordinances, governmental rules, or regulations to which it is subject or has failed to obtain any licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its assets and properties or to the conduct of the business, the violation or which or failure to obtain might reasonably be expected, individually or in the aggregate, to materially adversely affect the operations or condition (financial or other) of THI.

     (i) THI and the THI Business. THI has good title to all of the assets comprising the THI Business and all of the assets used in and relating to the THI Business, free and clear of all liens, encumbrances and security interests of any kind.

Each of the Operative Agreements is in full force and effect and is assignable to TVMAX or the TVMAX Nominee, as the case may be, pursuant to the terms thereof. The Authorizations are in full force and effect, and there is no proceeding pending before the FCC, or, to the knowledge of THI, threatened, that could result in the revocation or material impairment of one or more of the Authorizations. The THI Business has been operated in accordance with FCC rules, regulations and policies in all material respects.

     7. Representations and Warranties of TVMAX. The Shareholder represents and warrants to THI as follows:

     (a) Organization, Power, Etc. To the best of the Shareholder's knowledge, TVMAX is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it was organized and is qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect on its financial condition.

     (b, Authorization of Agreements. The Shareholder has all requisite power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement (assuming the due execution and delivery hereof by TVMAX) constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies.

     (c) Effect of Agreement. The execution and delivery by the Shareholder of this Agreement and the consummation by him of the transactions contemplated hereby will not violate any provision of law, or any judgment, award, or decree or any indenture, agreement, or other instrument to which he is a party, or by which he or any of his properties or assets is bound.

     (d) Governmental Approvals. Other than the FCC Consent, no approval, authorization, consent, or order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by the Shareholder of this Agreement or the consummation by him of the transactions contemplated hereby.

     8. Conditions Precedent to the Obligations of TVMAX. The obligations of TVMAX to consummate the Closing are subject to the satisfaction in all material respects at or prior to such closing of each of the following conditions:

     (a) Accuracy of Representations and Warranties. The representations and warranties of the Shareholder contained herein or in any certificate or document delivered to TVMAX pursuant hereto, and the representations and warranties of THI contained in the Asset Option Agreement, shall he true and correct in all material respects on and as of the date of such closing as though made at and as of that date, and the Shareholder and THI shall have delivered to TVMAX an appropriate certificate to such effect regarding their respective representations and warranties.

     (b) Compliance with Covenants. The Shareholder shall have performed and complied with all terms, agreements, covenants, and conditions of this Agreement to be performed or complied with by him at the Closing, and shall have delivered to TVMAX a certificate to such effect.

     (c) Opinions of Counsel. TVMAX shall have received an opinion of counsel to THI, in form and substance satisfactory to TVMAX.

     (d) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate, or otherwise affect the consummation of the transactions contemplated hereby or which would, if adversely decided, materially adversely affect the operation by TVMAX of the business of THI.

     (e) Approvals and Consents. There shall have been obtained and continue in full force and effect all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all governmental bodies, including, but not limited to, the FCC, and of all other third persons which TVMAX may deem necessary to permit the consummation of the Closing, and to effect the valid transfer and assignment of the Shares to TVMAX (or the Nominee) free and clear of any liens, encumbrances and other security interests.

     9. Conditions Precedent to the Obligations of the Shareholder. The obligations of the Shareholder to consummate the Closing are subject to the satisfaction in all material respects at or prior to the Closing of each of the following conditions:

     (a) Accuracy of Representations and Warranties. The representations and warranties of TVMAX contained in this Agreement or in any certificate or document delivered pursuant hereto shall be true and correct in all material respects on and as of such date as though made at and as of that date, and TVMAX shall have delivered a certificate, signed by the President or a Vice President of TVMAX (an "TVMAX Officer's Certificate"), to such effect.

     (b) Compliance with Covenants. TVMAX shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by TVMAX at such date, and TVMAX shall have delivered an TVMAX Officer's Certificate to such effect.

     (c) All Proceedings To Be Satisfactory. All corporate and other proceedings to be taken by TVMAX in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to THI and its counsel.

     10. Indemnification. TVMAX shall indemnify, defend and hold the Shareholder harmless from and against any and all losses, liabilities, obligations, damages, claims, deficiencies, amounts paid in settlement, assessments, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys' and other professionals' fees and charges incurred in connection with investigating, defending or preparing to defend any notices, actions, suits or proceedings) based upon, attributable to, arising out of or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the Shareholder is, or threatened to be made, a party by reason of the fact that he is or was a director, officer, employee or agent of THI, provided, that the Shareholder acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of THI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     11. Notices. All notices, consents, instructions and other communications required or permitted under this Agreement (collectively, "Notice") shall be effective only if given in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid. Notice shall be sent in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance herewith, which shall not be deemed given until received by the addressee). Notice shall be given:

                    1)   to TVMAX:

                         1111 West Mockingbird Lane
                         Dallas, Texas 75247
                         Attention: General Counsel
                         Telecopier: (214) 634-3889
                         with a copy to:

                         Kronish, Lieb, Weiner & Hellman LLP
                         1114 Avenue of the Americas
                         New York, New York 10036-7798
                         Attention: Ralph J. Sutcliffe, Esq.
                         Telecopier: (212) 479-6275

                    2)   to the Shareholder:

                         Mr. Henry Goldberg
                         1229 Nineteenth Street, N.W.
                         Washington, DC 20036
                         Telecopier: (202) 429-4912

     12. Amendments. This Agreement may not be amended or terminated nor may any provision hereof be waived except by a writing signed by or on behalf of all parties hereto or, in the case of a waiver, by the party against which such waiver may be asserted.

     13. Entire Agreement. This Agreement, including all Schedules hereto, and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     14. Severability. Except as provided in Section 5(b), any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     16. Assignment. This Agreement, and the rights and obligations of the parties hereunder shall not be assigned or delegated (by operation of law or otherwise), in whole or in part, by either party without the prior written consent of the other party hereto, except that TVMAX shall have the right to designate a Nominee pursuant to Section l(a). The provisions of this Agreement shall bind and inure to the benefit of the respective permitted successors and assigns of the parties.

     17. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York applicable to contracts entered into and to be performed wholly within such state.

     18. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     IN WITNESS WHEREOF, this Shareholder Option Agreement has been duly executed and delivered by or on behalf of the parties hereto as of the date first above written.

                                   TVMAX TELECOMMUNICATIONS, INC.

                                   By: /s/ Michael E. Katzenstein
                                       -----------------------------
                                       Name: Michael E. Katzenstein
                                       Title: Vice President


                                   ___________________________________
                                       Henry Goldberg

                                   SCHEDULE 1

                            To the Option Agreement

Attached hereto is a list of the Authorizations effective as of February 14, 1997.

                                                                      SCHEDULE 1

--------------------------------------------------------------------------------
LICENSE NAME                                  FCC FILE NUMBER      FCC CALL SIGN
--------------------------------------------------------------------------------
TVMAX TELECOMMUNICATIONS, INC.                      726174              WNTZ720
TVMAX TELECOMMUNICATIONS, INC.                  9602724168              WPJF208
TVMAX TELECOMMUNICATIONS, INC.                  9507718013              WNTZ719
TVMAX TELECOMMUNICATIONS, INC.                  9602724015              WPJE780
IRPC ARIZONA INC                                    793687              WNTS892
IRPC ARIZONA INC                               96037244684              WNTS893
TVMAX TELECOMMUNICATIONS, INC.                      726651              WPJF813
TVMAX TELECOMMUNICATIONS, INC.                  9506716203              WNTZ721
TVMAX TELECOMMUNICATIONS, INC.                  9603725256              WPJF741
TVMAX TELECOMMUNICATIONS, INC.                  9505715056              WNTZ484
TVMAX TELECOMMUNICATIONS, INC.                  9511721060              WNTY545
TVMAX TELECOMMUNICATIONS, INC.                  9603725255              WPJF740
TVMAX TELECOMMUNICATIONS, INC.                  9603725235              WNTY541
TVMAX TELECOMMUNICATIONS, INC.                  9507718010              WNTY543
TVMAX TELECOMMUNICATIONS, INC.                  9604725657              WPJA219
TVMAX TELECOMMUNICATIONS, INC.                  9511721683              WPJA220
TVMAX TELECOMMUNICATIONS, INC.                  9507718021              WNTZ986
TVMAX TELECOMMUNICATIONS, INC.                  9507718011              WNTT455
TVMAX TELECOMMUNICATIONS, INC.                      725908              WPJF314
TVMAX TELECOMMUNICATIONS, INC.                  9506716879              WPJA554
TVMAX TELECOMMUNICATIONS, INC.                  9506716149              WNTZ728
TVMAX TELECOMMUNICATIONS, INC.                  9511721059              WPJD444
TVMAX TELECOMMUNICATIONS, INC.                  9601723129              WNTZ861
RICHEY PACIFIC CABLEVISION                      9602723753              WNTM202
RICHEY PACIFIC CABLEVISION                          775401              WNTK644
RICHEY PACIFIC CABLEVISION                      9511721061              WNTP503
RICHEY PACIFIC CABLEVISION                          798856              WNTU342

TVMAX TELECOMMUNICATIONS, INC.                      727153              WPJD443
TVMAX TELECOMMUNICATIONS, INC.                      727646              WPNB396
RICHEY PACIFIC CABLEVISION                      9507718014              WNTU344
TVMAX TELECOMMUNICATIONS, INC.                  9505715055              WNTZ483
TVMAX TELECOMMUNICATIONS, INC.                  9602724017              WPJE782
TVMAX TELECOMMUNICATIONS, INC.                      727460              WPNB364
TVMAX TELECOMMUNICATIONS, INC.                  9507716611              WNTZ863
RICHEY PACIFIC CABLEVISION                          783103              WNTP502
RICHEY PACIFIC CABLEVISION                      9511721062              WNTM733
TVMAX TELECOMMUNICATIONS, INC.                      725909              WPJF315
TVMAX TELECOMMUNICATIONS, INC.                      727647              WPNB397
TVMAX TELECOMMUNICATIONS, INC.                  9506716607              WNTZ860
TVMAX TELECOMMUNICATIONS, INC.                  9603725254              WPJF739
TVMAX TELECOMMUNICATIONS, INC.                  9602724016              WPJE781
TVMAX TELECOMMUNICATIONS, INC.                  9507718020              WNTZ985
RICHEY PACIFIC CABLEVISION                          702728              WNTV718
TVMAX TELECOMMUNICATIONS, INC.                  9506716610              WNTZ862
TVMAX TELECOMMUNICATIONS, INC.                  9506716612              WNTZ864
TVMAX TELECOMMUNICATIONS, INC.                      727461              WPNB365
TVMAX TELECOMMUNICATIONS, INC.                      727532              WNTP850
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LICENSE NAME                                  FCC FILE NUMBER      FCC CALL SIGN
--------------------------------------------------------------------------------
TVMAX TELECOMMUNICATIONS, INC                       727533              WPJC636
TVMAX TELECOMMUNICATIONS, INC                   9511721158              WPJC635
TVMAX TELECOMMUNICATIONS, INC                       726170              WPJF328
TVMAX TELECOMMUNICATIONS, INC                       726173              WPJF330
TVMAX TELECOMMUNICATIONS, INC                       726171              WPJF329
TVMAX TELECOMMUNICATIONS, INC                       726172              WPJF342
TVMAX TELECOMMUNICATIONS, INC                   9604725253              WPJF742
TVMAX TELECOMMUNICATIONS, INC                   9604725475              WPJF424
TVMAX TELECOMMUNICATIONS, INC                   9603725252              WPJF738
TVMAX TELECOMMUNICATIONS, INC                   9511721154              WPJC631
TVMAX TELECOMMUNICATIONS, INC                   9511721155              WPJC632
TVMAX TELECOMMUNICATIONS, INC                   9511721156              WPJC633
TVMAX TELECOMMUNICATIONS, INC                   9511721157              WPJC634
TVMAX TELECOMMUNICATIONS, INC                   9509719902              WPJB536
TVMAX TELECOMMUNICATIONS, INC                   9604725852              WNTM918
TVMAX TELECOMMUNICATIONS, INC                   9604725851              WPJF667
TVMAX TELECOMMUNICATIONS, INC                   9604725853              WNTN793
TVMAX TELECOMMUNICATIONS, INC                   9601723134              WNTZ572
TVMAX TELECOMMUNICATIONS, INC                   9505715240              WNTX955
TVMAX TELECOMMUNICATIONS, INC                   9511721463              WPJD340
TVMAX TELECOMMUNICATIONS, INC                   9511721464              WPJD341
TVMAX TELECOMMUNICATIONS, INC                   9602723898              WPJE955
TVMAX TELECOMMUNICATIONS, INC                   9505715274              WNTN239
TVMAX TELECOMMUNICATIONS, INC                   9505715224              WNTZ567
TVMAX TELECOMMUNICATIONS, INC                   9505715225              WNTZ568
TVMAX TELECOMMUNICATIONS, INC                   9505715227              WNTZ570
TVMAX TELECOMMUNICATIONS, INC                   9505715228              WNTZ571
TVMAX TELECOMMUNICATIONS, INC                   9505715223              WNTZ566
SUNSHINE TV ENTERTAINMENT                       9505715047              WNTN784
SUNSHINE TV ENTERTAINMENT                           702293              WNTV452
SUNSHINE TV ENTERTAINMENT                           798584              WNTN784
SUNSHINE 1V ENTERTAINMENT                       9505715044              WNTY540
SUNSHINE TV ENTERTAINMENT                       9412710185              WNTX646
SUNSHINE TV ENTERTAINMENT                       9412710184              WNTX645
SUNSHINE JV ENTERTAINMENT                       9412710183              WNTX644
SUNSHINE TV ENTERTAINMENT                           702546              WNTU230
SUNSHINE TV ENTERTAINMENT                           727432              WPNB362
SUNSHINE TV ENTERTAINMENT                       9505715048              WNTZ580
--------------------------------------------------------------------------------

                                     Page 2

                                                                   EXHIBIT lO.2l

                          LIST OF SHAREHOLDBRS OF THI

Henry Goldberg
Rory O. Cole
Russell S. Berman